Exhibit 99.1
Helix BioMedix and Grant Industries advance collaborative partnership for innovative application of cosmetic peptide technology
Bothell, WA; Elmwood Park, NJ — September 17, 2007 — Helix BioMedix, Inc. (OTCBB: HXBM) and Grant Industries, Inc. announced today a modification of a license agreement that makes Grant Industries the exclusive licensee of two anti-aging peptides, palmitoyl-Hexapeptide-6 and Hexapeptide-21.
“We’ve been impressed with Grant’s vision for these two peptides,” commented R. Stephen Beatty, President and CEO of Helix BioMedix, Inc. “Their appreciation of the breadth of potential for palmitoyl-Hexapeptide-6 in particular has taken it beyond being just an ingredient and evolving it as a platform technology that has many beneficial applications in the marketplace.”
David Granatell, Executive Director of Grant Industries, concurs. “Our objective has been to tailor ingredient blends and application formats with Helix’s peptides to help brand marketers leverage the technology in ways that are consistent with their unique positions in the marketplace. We’ve applied palmitoyl-Hexapeptide-6 in some very creative formulations and have even been able to instill anti-aging peptide benefits to cosmetic powders through a proprietary process we’ve developed. These anti-aging formulas are in addition to a product line we’ve formulated with Helix’s patented Oligopeptide-10, a cosmetic ingredient for acne-prone skin.”
Today, Grant’s ingredient blends with palmitoyl-Hexapeptide-6 may be found in a variety a forms from skin care creams, lotions and serums, to liquid make-up foundations and mineral powders. Proprietary products containing the peptide are currently sold in mass, prestige and direct response channels by leading brand marketers. According to Granatell, “numerous new products that apply the peptide are under development for launch in 2007 or 2008 in the U.S., Canada, Asia, and Europe.”
About Helix BioMedix, Inc.
Helix BioMedix, Inc. is a biopharmaceutical company with an extensive library of diverse bioactive peptides and patents covering six distinct classes and hundreds of thousands of peptide sequences. More information about Helix BioMedix and its proprietary peptides may be found on the company’s website at www.helixbiomedix.com.
About Grant Industries, Inc.
Grant Industries is a family owned company involved in the research, development, manufacturing, and marketing of specialty chemicals for the cosmetic, textile, and printing industries.

Forward-Looking Statements
This press release contains forward-looking statements regarding Helix BioMedix, Inc. (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding activities, events or developments that Helix BioMedix, Inc. expects, believes or anticipates may occur in the future, including statements related to its potential growth, product development and commercialization and revenue. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company’s ability to successfully raise additional capital, enter into revenue generating license agreements, continue its research and development efforts, including pre-clinical and clinical studies, continue developing marketable peptide-based products and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in the company’s reports and other filings with the Securities and Exchange Commission. Such filings are available on the Helix BioMedix, Inc. website or at www.sec.gov. Readers are cautioned that such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. Helix BioMedix, Inc. undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.
Helix BioMedix Contacts:
Investor Contact:
Ryan Bright
Shelton Group Investor Relations
(972) 239-5119 X 159
rbright@sheltongroup.com
Company Contact:
R. Stephen Beatty
President and CEO
(425) 402-8400
sbeatty@helixbiomedix.com
Grant Industries Contacts:
Company Contact:
Paul Granatell
Executive Director
(201) 791-8700
pgranatell@grantinc.com